UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2016

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Base Salary Increase

On June 27, 2016, the Compensation and Leadership Resources Committee (the “Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) recommended, and the Board of Directors of the Company (the “Board”) approved, a salary increase for Dr. Lisa T. Su, the Company’s President and Chief Executive Officer. Beginning July 1, 2016, Dr. Su’s annual salary will increase by $75,000 to $925,000, as compared to her current annual salary of $850,000.

Named Executive Officer Long-Term Incentive Awards

On June 27, 2016, the Committee recommended, and the Board approved, an equity award to Dr. Su having the following target value (“Target Value”):

Name and Title	Target Value
Lisa T. Su, President and Chief Executive Officer	$7,000,000

On the same day, the Committee approved equity awards to the following named executive officers (as set forth in the Company’s most recent proxy statement filed with the U.S. Securities and Exchange Commission on March 24, 2016) having the following Target Values:

Name and Title	Target Value
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	$2,000,000
Jim Anderson, Senior Vice President and General Manager, Computing and Graphics Business Group	$2,000,000
Forrest E. Norrod, Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group	$2,000,000
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	$2,000,000

The Target Value of each equity award will be converted into a mix of performance-based restricted stock units (“PRSUs”), time-based restricted stock units (“RSUs”) and stock options:

•	The actual number of PRSUs will be determined by dividing 50% of the Target Value by the greater of: (a) $3.50 or (b) the average closing price of the Company’s stock over the 30 calendar-day period ending on July 15, 2016 (the “Conversion Price”). The PRSUs will have a grant date of July 15, 2016.

•	The actual number of stock options will be determined by converting the 25% of the Target Value using the Conversion Price and a binomial factor determined in accordance with the Company’s equity valuation practices. The stock options will have a grant date of July 26, 2016.

•	The actual number of RSUs will be determined by dividing 25% of Target Value by the Conversion Price. The RSUs will have a grant date of July 15, 2016.

PRSUs.

The number of PRSUs that may be earned, if at all, is based on three-year compounded annual growth rate milestones related to the Company’s closing stock price that may be attained within the three-year performance period that begins July 15, 2016, and ends August 9, 2019 (the “Performance Period”), with the potential payout levels of PRSUs at 50%, 100%, 150%, 200% and 250% of the target number of PRSUs granted.

Any PRSUs earned pursuant to the attainment of a performance level will vest and be paid out 50% upon the Committee’s certification of the attainment of the performance level (provided, that no PRSUs will vest before the first anniversary of the grant date) and the remaining 50% will vest and be paid out at the end of the Performance Period, subject to the recipient’s continuous employment or service through each such vesting date.

Stock Options.

The stock options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date, and will vest 33 1/3% on the first anniversary of the grant date, and 8.33% per quarter over the next eight following quarters. The stock options will have a term of seven years.

RSUs.

The RSUs will vest 1/3 on each of August 9, 2017, August 9, 2018 and August 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President and General Counsel